UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 30, 2008

Date of Report (Date of earliest event reported)

LAWSON PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1666 East Touhy Avenue, Des Plaines, Illinois	60018

(Address of principal executive offices)	(Zip Code)

(847) 827-9666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Lawson Products, Inc. (the “Company”) has appointed F. Terrence Blanchard, 54, as Interim Chief Financial Officer, effective June 30, 2008. Mr. Blanchard replaces Scott F. Stephens, the Company’s former Chief Financial Officer, who resigned effective June 27, 2008 to accept a similar position at another public company. Mr. Blanchard will serve as Interim Chief Financial Officer until the Board appoints a permanent replacement.

Mr. Blanchard has been a partner in the executive services firm Tatum, LLC (“Tatum”) since 2006. Through his affiliation with Tatum, he has served temporary assignments as Interim Vice President, Controller and Chief Accounting Officer for Dura Automotive Systems, Inc., as senior financial officer for Hyperfeed Technologies, Inc. and has provided financial leadership in the financial reporting functions for Zimmer Holdings, Inc. Prior to his affiliation with Tatum, Mr. Blanchard served from 1999 to 2006 in various management positions with Florsheim Group Inc., including as President and Chief Financial Officer, Vice President, Finance and Vice President and Controller.

On June 23, 2008, the Company entered into an Executive Services Agreement (the “Agreement”) with Tatum which outlined the terms and conditions of Mr. Blanchard’s employment with the Company. Mr. Blanchard will work on a full-time basis and be subject to the supervision, direction and control of and report directly to the Company’s management. The Company will pay Mr. Blanchard a salary of $32,200 per month and will reimburse him for out-of-pocket expenses incurred during the course of his employment. The Company will also pay Tatum a separate fee of $13,600 per month. The Company has agreed to pay the salary and fees described above for a minimum period of three months. In the event the Company terminates the Agreement before this minimum term, the Company has agreed to pay the balance owed to Mr. Blanchard at a rate of $40,250 per month and fees to Tatum of $17,000 per month.

In addition, the Agreement specifies that the Company has no obligation to provide Mr. Blanchard with health insurance benefits or equity bonuses. The Company has agreed, however, to provide officer’s liability insurance for Mr. Blanchard and has agreed to maintain the coverage (for occurrences arising during the term of the Agreement) for a period of three years following the termination of the Agreement, or it will purchase a separate extended reporting period policy for the same period.

If the Company were to offer Mr. Blanchard a permanent management position, the Company would be required to enter into a separate agreement with Tatum and pay a fee calculated as 35% of his first full-year base salary plus bonus, subject to negotiated terms.

The Agreement may be terminated by the Company or Tatum with 30 days’ advance written notice, subject to exceptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Dated: June 30, 2008	By:	/s/ Neil E. Jenkins

Name: Neil E. Jenkins
Title: Executive Vice President, General Counsel & Secretary